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                                                                     EXHIBIT 5.1






                                 August 4, 2000



eVentures Group, Inc.
300 Crescent Court, Suite 800
Dallas, Texas 75201

Ladies and Gentlemen:

         We have acted as counsel to eVentures Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about August 3, 2000 (the "Registration Statement"), under the Securities Act of 1933, as amended, with respect to the offer and sale by the Company of up to 16,469,928 shares (the "Registered Shares") of the common stock, par value $0.00002 per share ("Common Stock"), of the Company issuable upon the exercise of stock options, restricted stock awards, unrestricted stock awards, performance stock awards, dividend equivalent rights and/or stock appreciation rights, as applicable, granted pursuant to the eVentures Group, Inc. 1999 Omnibus Securities Plan (the "1999 Plan"), the Nonqualified Stock Option Agreement, effective April 4, 2000, between the Company and Max Auge (the "Auge Agreement"), the Nonqualified Stock Option Agreement, effective April 4, 2000, between the Company and Barbara Aves (the "Aves Agreement"), the Nonqualified Stock Option Agreement, effective April 4, 2000, between the Company and Atomizer G. Barlow (the "Barlow Option"), the Nonqualified Stock Option Agreement, effective April 4, 2000, between the Company and Susan Blaine (the "Blaine Agreement"), the Nonqualified Stock Option Agreement, effective April 4, 2000, between the Company and Chad E. Coben (the "Coben Agreement"), the Nonqualified Stock Option Agreement, effective April 4, 2000, between the Company and Sidney Anne Cothrum (the "Cothrum Agreement"), the Nonqualified Stock Option Agreement, effective April 4, 2000, between the Company and Olaf Guerrand-Hermes (the "Hermes Agreement"), the Nonqualified Stock Option Agreement, effective April 17, 2000, between the Company and Susan
C. Holliday (the "Holliday Agreement"), the Nonqualified Stock Option Agreement, effective April 4, 2000, between the Company





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eVentures Group, Inc.
August 4, 2000
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and Jeffrey A. Marcus (the "Marcus Agreement"), the Nonqualified Stock Option
Agreement, effective April 4, 2000, between the Company and Thomas P. McMillin (the "McMillin Agreement"), the Nonqualified Stock Option Agreement, effective April 4, 2000, between the Company and Karene Ogle (the "Ogle Agreement"), the Nonqualified Stock Option Agreement, effective April 4, 2000, between the Company and Beau Paradowski (the "Paradowski Agreement"), the Nonqualified Stock Option Agreement, effective April 4, 2000, between the Company and Leanne Redding (the "Redding Agreement"), the Nonqualified Stock Option Agreement, effective April 4, 2000, between the Company and Joyce Ryan (the "Ryan Agreement"), the Nonqualified Stock Option Agreement, effective April 4, 2000, between the Company and Deborah Streufert (the "Streufert Agreement"), the Nonqualified Stock Option Agreement, effective April 4, 2000, between the Company and Ambrey Tripp (the "Tripp Agreement"), the Nonqualified Stock Option Agreement, effective April 4, 2000, between the Company and Daniel J. Wilson (the "Wilson Agreement"), and the Nonqualified Stock Option Agreement, effective April 4, 2000, between the Company and Barrett N. Wissman (the "Wissman Agreement", together with the Auge Agreement, the Aves Agreement, the Barlow Agreement, the Blaine Agreement, the Coben Agreement, the Cothrum Agreement, the Hermes Agreement, the Holliday Agreement, the Marcus Agreement, the McMillin Agreement, the Ogle Agreement, the Paradowski Agreement, the Redding Agreement, the Ryan Agreement, the Streufert Agreement, the Tripp Agreement, and the Wilson Agreement, the "Agreements").

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the 1999 Plan, the Agreements and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Registered Shares are duly authorized, and when issued and delivered against receipt of payment therefor in accordance with the terms of the 1999 Plan and the Agreements, such Registered Shares will be validly issued, fully paid and nonassessable.




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eVentures Group, Inc.
August 4, 2000
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         We consent to the use of this opinion as an exhibit to the Registration
Statement.

                                            Very truly yours,


                                            /s/ Weil, Gotshal & Manges LLP